UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 19, 2010
Avatar Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-07395 (Commission File Number)	23-1739078 (I.R.S. Employer Identification No.)

201 Alhambra Circle, Coral Gables, Florida (Address of Principal Executive Offices)	33134 (Zip Code)
(305) 442-7000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 20, 2010, Avatar Holdings Inc. (“Avatar”) announced that Jon M. Donnell will join the company as President and Chief Executive Officer, effective November 15, 2010. The appointment follows the decision by Gerald D. Kelfer, Avatar’s long-time President and Chief Executive Officer, to retire effective November 15, 2010. Mr. Kelfer will continue to serve as a Director and Vice Chairman of the Board. Mr. Donnell will also join Avatar’s Board of Directors and will serve on the Executive Committee of the Board.
     In connection with his appointment as Chief Executive Officer, Mr. Donnell, age 51, entered into an employment agreement with Avatar (the “Employment Agreement”) on October 19, 2010. Pursuant to the Employment Agreement, the initial term of Mr. Donnell’s employment commences on November 15, 2010 and ends on December 31, 2012. Mr. Donnell’s employment will automatically renew on January 1 of each subsequent year for additional one-year terms and the term of employment will continue until Avatar or Mr. Donnell provides written notice of non-renewal at least 90 days prior to the expiration of the term. Mr. Donnell’s employment may also be terminated pursuant to customary termination provisions set forth in the Employment Agreement.
     Pursuant to the Employment Agreement, Mr. Donnell will receive an annual base salary of $500,000. Mr. Donnell is also eligible to receive an annual target bonus that will be targeted at 100% of the base salary. The annual target bonus amount is dependent upon the level of performance targets achieved by Avatar (which determines 75% of the bonus) and subjective performance goals (which determines 25% of the bonus) established by the compensation committee of the Board of Directors and approved by the Board of Directors. For calendar year 2010, Mr. Donnell’s bonus is guaranteed at $64,384, based on the fraction of the year that Mr. Donnell is employed by Avatar. On the commencement of his employment, Mr. Donnell will be granted an award of 310,000 restricted shares of common stock. In general, of the 310,000 restricted shares awarded, (i) 70,000 shares (the “time based award”) vest incrementally over a time period ending December 31, 2014, and (ii) up to 240,000 shares (the “performance based award”) vest depending on Avatar’s stock being at least equal to specified hurdle prices (ranging from $25 to $40) for 20 trading days out of any consecutive 30-day period of time at dates through December 31, 2015, in each case subject to Mr. Donnell’s continued employment.
     In the event that Avatar terminates Mr. Donnell without Cause (as defined in the Employment Agreement), Mr. Donnell terminates his employment for Good Reason (as defined in the Employment Agreement), or Avatar fails to renew the Employment Agreement, Mr. Donnell will receive (A) accrued and unpaid base salary and vacation earned through the date of termination; (B) provided Mr. Donnell executes a general release of all claims against Avatar, (x) an amount equal to two times Mr. Donnell’s base salary and (y) continued coverage under the benefit plans until the end of the employment term (or, if longer, for 12 months); and (C) (i) a number of the time based award shares that will vest as of the date of termination based on the number of shares that would have vested during that year and the number of days Mr. Donnell worked that year; and (ii) any performance based award shares that would have vested on December 31 of the year in which his termination occurs (because some or all of the applicable provisions of the Employment Agreement were satisfied before the date of such termination).

     The Employment Agreement also includes provisions relating to non-compete, non-solicitation, confidentiality and compliance with Sections 409A of the Internal Revenue Code of 1986, as amended. In addition, pursuant to the terms of the Employment Agreement, upon the occurrence of a Change of Control (as defined in the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as amended) during the term or within 120 days following the termination of Mr. Donnell’s employment for any reason other than by Avatar for cause or by Mr. Donnell without good reason, (i) the time based award will vest in full as of the date of the Change in Control, and (ii) the performance based award will vest as of the date of the Change in Control, but only to the extent the applicable provisions of the Employment Agreement were satisfied prior to, or in conjunction with, the Change in Control.
     Mr. Donnell has over 20 years of experience in homebuilding, land development, and active adult communities—the prime areas of focus for Avatar. From 2007 to October 2010, he Co-Founded and has been a Principal of The Monticello Group, LLC a specialty real estate advisory firm based in Sarasota, Florida. From 1995-2004, Mr. Donnell held several executive positions at Dominion Homes, Inc., a builder of single family homes in Ohio, Kentucky and Indiana. He joined Dominion in 1995 as Chief Financial Officer and served as the firm’s President and Chief Operating Officer from 1999-2004. During his tenure at Dominion, the company achieved significant growth, and dramatically improved its profitability and market share. From 1984-1995, he held various senior-level financial and operational positions at Del Webb Corporation, a premier builder of master-planned, active adult communities. During his time at Del Webb, Mr. Donnell‘s responsibilities included design, development, sales, construction and finance for two highly successful planned active adult communities—Sun City Hilton Head and Sun City Las Vegas. Mr. Donnell’s 20 years of experience in the real estate industry and his background as a former chief financial officer enable him to make valuable contributions to Avatar’s Board of Directors. Mr. Donnell is a member of the board of directors of Las Vegas Land Holdings, LLC. Mr. Donnell previously served as a director of Visitcare, Inc. from July 2005 until March 2008 when Visitcare was purchased by Odyssey HealthCare Holding Company. He also served as a director with Dominion.
     In connection with his decision to retire as President and Chief Executive Officer of Avatar, Mr. Kelfer entered into a Separation Agreement with Avatar dated October 19, 2010 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Kelfer will receive the following amounts as provided for in his existing Amended and Restated Employment Agreement made as of December 22, 2008: (a) his base salary at an annualized rate of $450,000 through June 30, 2011 (the “Severance Termination Date”); (b) a bonus for calendar year 2010 in the amount of $450,000; (c) a bonus for calendar year 2011 in the amount of $225,000 after Mr. Kelfer executes a release of Avatar following the Severance Termination Date; (d) four annual payments in the amount of $250,000 each payable in December 2010, January 2012, January 2013 and January 2014; and (e) continue to participate in employee benefit plans and programs through the Severance Termination Date.

     On October 20, 2010, Avatar issued a press release announcing the hiring of Mr. Donnell and the departure of Mr. Kelfer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 20, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2010	Avatar Holdings Inc.
/s/ Juanita I. Kerrigan
	Name:	Juanita I. Kerrigan
	Title:	Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 20, 2010.

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